EXHIBIT 99.1
JOINT FILING AGREEMENT

ARHAUS, INC.

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each of the Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the securities of the above referenced issuer, and that this Agreement be included as an exhibit to such joint filing. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of August 18, 2023.
FS EQUITY PARTNERS VI, L.P., a Delaware Limited Partnership

By: FS Capital Partners VI, LLC, a Delaware Limited Liability Company
Its: General Partner

By: /s/ Brad J. Brutocao
Name: Brad J. Brutocao
Title: Managing Member

FS AFFILIATES VI, L.P., a Delaware Limited Partnership

By: FS Capital Partners VI, LLC, a Delaware Limited Liability Company
Its: General Partner

By: /s/ Brad J. Brutocao
Name: Brad J. Brutocao
Title: Managing Member

FS CAPITAL PARTNERS VI, LLC, a Delaware Limited Liability Company

By: /s/ Brad J. Brutocao
Name: Brad J. Brutocao
Title: Managing Member